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                                                                    EXHIBIT 17.2

                              VOTING INSTRUCTIONS
             INSTRUCTIONS OF VARIABLE ANNUITY CONTRACT OWNER/PAYEE
          FOR VOTING SHARES OF SUN GROWTH VARIABLE ANNUITY FUND, INC.
         The Proxy for which voting instructions are being requested is solicited by the Board of Directors of Sun Growth Variable Annuity Fund, Inc.

    The undersigned, being the owner of or payee under a variable annuity contract issued by Sun Life Assurance Company of Canada (U.S.), hereby instructs the Insurance Company to cause the shares of Sun Growth Variable Annuity Fund, Inc. allocable to the account identified hereon to be voted at the special meeting (the "Meeting") of stockholders of Sun Growth Variable Annuity Fund, Inc. on ____________, 1996, and at any adjournment thereof, in the manner directed below with respect to the matters described in the notice and accompanying prospectus/proxy statement for said meeting.

    1. Proposal to:

       (a) authorize the transfer of the assets and liabilities of Sun Growth Variable Annuity Fund, Inc. (the "Fund") to the Money Market Series of MFS/Sun Life Series Trust in exchange for shares of the Money Market Series, all in accordance with an Agreement and Plan of Reorganization dated October 1, 1996 between the Fund and MFS/Sun Life Series Trust (the "Agreement"); and

       (b) subject to the consummation of the aforesaid transfer, to authorize the dissolution of the Fund and the distribution on a pro rata basis to the stockholders of the Fund of all shares of the Money Market Series received by the Fund in accordance with the terms of the Agreement.

                   FOR  / /       AGAINST  / /       ABSTAIN  / /

    2. In its discretion, upon such other business as may properly come before the Meeting.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.) WILL FOLLOW VOTING INSTRUCTIONS ONLY IF THEY ARE RECEIVED AT LEAST ONE DAY PRIOR TO THE DATE OF THE MEETING. IF NO INSTRUCTIONS ARE SPECIFIED, SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.) WILL VOTE THE SHARES IN THE SAME PROPORTION AS THE SHARES FOR WHICH INSTRUCTIONS ARE RECEIVED FROM PERSONS HAVING SUCH RIGHT.

                                          DATED __________________________, 1996
                                          ______________________________________
                                          Signature of owner/payee

                                          Please date and sign exactly as name
                                          appears hereon. Executors,
                                          administrators, trustees, etc., should
                                          so indicate when signing.